English Translation
Exhibit 10.3
Employment Agreement
     This Employment Agreement is signed by and between Party A and Party B under the principle of equality, free will and negotiated consensus in order to establish employment relationship and clarify the rights and obligations of the two parties.
     Article I Basic Information of the Two Parties
     Employer (hereinafter referred to as “Party A”)
     Company Name: Hangzhou Sky Network Technolgies Co., Ltd.
     Domicile: A
     Legal Representative: Tao Song
     Employee (hereinafter referred to as “Party B”)
     Name: B Gender: Male ID Card No.:

Correspondence Address: C	Postcode: D

Permanent Residence: E	Postcode:
     Article II Type and Term of the Agreement
     Party A and Party B determine the term of this Agreement in accordance with option 1 as follows:
(1)	Fixed-term, from F, terminates upon the expiration of the fixed term. Party B shall be onboard on G(dd/mm/yy).

(2)	Unfixed-termd, from (dd/mm/yy) to the date on which legal termination circumstances arise. Party B shall be onboard on (dd/mm/yy).

(3)	A term from (dd/mm/yy) to the date on which a certain job is completed (passes acceptance test).
     2.2 The probation period agreed upon this Agreement is H.
     Article III Job Duties, Work location and Job Assessment
     3.1 Job duties: party B agrees to take the position as I according to Party A’s need.

     3.2 Work location (includes but not limited to):
     3.2.1                     J
     ________________________________________
     3.2.2 Party A’s branches, affiliates, customers, suppliers and other business related areas.
     3.3 Job assessment and post adjustment mechanism:
     3.3.1 Party B’s job position can be adjusted when agreed by Party A and Party B according to Party A’s need.
     3.3.2 Party A may make a comprehensive assessment on Party B’s work taking into account the work’s need, post responsibilities, post appointment system and Party B’s competence, etc., and make a corresponding position adjustment subject to job assessment.
     3.4 Party A and Party B establish employment relationship by law. Without Party A’s written permission, Party B shall not enter into any other employment relationship.
     Article IV Work Hours, Rest Days and Holidays
     4.1 Party B takes the following 1 as his/her work hour system.
(1)	Standard work hour system. Party B shall not be arranged to work more than 8 hours a day and 40 hours a week.

(2)	Integrated computation work hour system approved by labor security executive department.

(3)	Flexible work hour system approved by labor security executive department.
     4.2 Party B shall be entitled to holidays and leaves as stipulated by the State.
     Article V Salary
     5.1 Party B’s regular pay shall be K, and his/her subsidies shall be released according to the company’s rules.
     5.2 Party B’s compensation shall be adjusted correspondingly in accordance with Party A’s salary system when his/her position is adjusted
     5.3 Party A shall make monetary payment in full to Party B on monthly basis. The payment date shall be on the 10th day of the next month.
     Article VI Labor Protection, Work Conditions and Protection Against

Occupational Hazards
     Both parties shall strictly implement the relevant national rules on safe production, labor protection and occupational health, etc. Party A has described to Party B the relevant occupational hazards and protective measures in details. Party A shall provide for Party B with facilities, supplies and other labor protection conditions conforming to relevant provisions. Party B shall follow all safety rules. Party A shall conscientiously comply with the relevant national provisions on the labor protection for female employees and special protection for minors.
     Article VII Rules and Regulations
     Party A has notified Party B with various rules and regulations. Party B shall abide by Party A’ rules, regulations, follow Party A’s leadership, management and command, and hold in strict confidence commercial secrets of Party A and those of customers and a third party known during the course of work.
     Article VIII Performance, Modification, Cancellation and Termination of the Employment Agreement
     8.1 Both parties shall fully perform their respective obligations in accordance with this Agreement. This Agreement can be modified or cancelled through mutual agreement between Party A and Party B.
     8.2 The cancellation and termination of this Agreement shall comply with the Labor Agreement Law of the PRC and the relevant national and local regulations.
     8.3 Party B shall go through a hand-over procedure (including but not limited to written documents, electronic documents, certificates, items, arrears, etc.) Party B shall compensate Party A’s relevant damages if the procedure is delayed or uncompleted.
     Article IX Responsibilities of the Cancellation, Termination and Breach of the Employment Agreement
     9.1 Either party shall compensate to the other party if it breaches this Agreement and causes economic losses to the other party. The scope of compensation includes but not limited to:
(1)	Losses of production and operation;

(2)	Expenses of recruitment;

(3)	Expenses of training;

(4)	Claims made by a third party;

(5)	Administrative penalties;

(6)	Other losses.
     9.2 If there is any arrear or liability that Party B shall bear according to the laws or this Agreement, Party A is entitled to make a corresponding deduction from Party B’s bonus or salary provided that it is not in violation of the laws and regulations. Party A has the right to recover from Party B for the rest.
     Article X Dispute Resolution
     10.1 This Employment Agreement shall be governed by the laws of the PRC.
     10.2 Any dispute arising from the execution of this Agreement, the parties may submit the dispute to the Labor Dispute Mediation Committee of Party A for mediation. In the case that no settlement can be reached through mediation, the dispute can be submitted to the labor Dispute Arbitration Committee for arbitration. Either party may also apply for arbitration directly.
     Article XI Other Elements Agreed by the Two Parties
     11.1 The parties may agree on the matters not covered by the Employment Agreement through mutual consultation, provided that the contents of the agreement shall not contravene the laws and regulations. Any matters in violation of laws and regulations shall be implemented according to the relevant regulations.
     11.2 Any technical achievement obtained by Party B when performing his/her job or mainly utilizing Party A’s materials and technical conditions, belongs to party A.
     11.3 The parties agree on the followings through mutual consultation:
     Article XII Appendix
     12.1 Any matter not covered by this Agreement, the parties may sign supplemental agreements through mutual consultation or alter contact documents.
     12.2 This Agreement shall take effect from the date of signing by both parties. The employment relationship shall be established from the date on which Party B takes his/her position.
     12.3 This Agreement is in triplicate, Party A retains two copies and Party B retains one.
     12.4 Party B confirms that the correspondence address listed in Article I is the address for service of the relevant documents, instruments and notifications relating to this Agreement. The materials are deemed to be served when Party A mails them to this address. Party B shall promptly inform Party A in writing if there is any change to this address.

     12.5 This Agreement is written in Chinese and English versions, bearing the equal legal effect. In case there is any disagreement between the Chinese and English versions, Chinese one shall prevail.

Party A (seal):	Party B (Signature): L
Date: M	Date: N

Annex

A	B	C	D	E	F	G	H	I	J	K	L	M	N
Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Hangzhou	Tao Song	N/A	N/A	N/A	July 25, 2009 to July 24, 2012	N/A	N/A	Management	N/A	RMB8,800 per month	/s/ Tao Song	July 20, 2009	July 20, 2009

Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Hangzhou	Li Ou	N/A	N/A	N/A	July 25, 2009 to July 24, 2012	N/A	N/A	Management	N/A	RMB8,800 per month	/s/ Li Ou	July 20, 2009	July 20, 2009

Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Hangzhou	Yan Tang	N/A	N/A	N/A	July 25, 2009 to July 24, 2012	N/A	N/A	Management	N/A	RMB8,000 per month	/s/ Yan Tang	N/A	July 15, 2009

10/F, B Block, United Building, No.2, Zijinhua Road, Hangzhou	Carl Yeung	Room 801, Unit 1, Building No.1, Zizhu Yuan, Lvyuan District, Hangzhou	310000	N/A	February 20, 2010 to February 19, 2013	February 20, 2010	From February 20, 2010 to August 19, 2010	CFO	Hangzhou	in accordance with the Entry Notice (offer)	/s/ Carl Yeung	N/A	February 20, 2010

10/F, B Block, United Building, No.2, Zijinhua Road, Hangzhou	Bin Li	Room 503, Block B, No.1 Building, No. 22, Baiziwan Road, Chaoyang District, Beijing	100022	Room 1601, Huimin Yuan Chaoyang District, Beijing	March 15, 2010 to March 14, 2013	March 15, 2010	From March 15, 2010 to September 14, 2010	Management	Hangzhou	in accordance with the Entry Notice (offer)	/s/ Bin Li	N/A	March 15, 2010

A	B	C	D	E	F	G	H	I	J	K	L	M	N
Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Hangzhou	Tao Song	N/A	N/A	N/A	July 25, 2009 to July 24, 2012	N/A	N/A	Management	N/A	RMB8,800 per month	/s/ Tao Song	July 20, 2009	July 20, 2009

Room 703, Building C, Zhejiang University Science Park, No.525 Xixi Road, Hangzhou	Qing Yan	N/A	N/A	N/A	September 21, 2009 to September 20, 2012	N/A	N/A	Management	Shanghai and Hangzhou	RMB8,400 per month	/s/ Qing Yan	N/A	September 11, 2009

2

Form of Amendment to the Employment Agreement
Party A: Hangzhou Dianneng Technologies Co., Ltd.
Party B: A
In accordance with the principle of legality, fairness, equal and voluntary and consensus through negotiation, Party A and Party B agree to amend the Employment Agreement entered into on B and reach the agreement as follows:
1. The change of party to the Employment Agreement
The employer shall be changed from Hangzhou Sky Network Technologies Co., Ltd. to Hangzhou Dianneng Technologies Co., Ltd. The location of the employer shall be changed from 7/F, Building C, Zhejiang University Science Park, No.525 Xixi Road, West Lake District, Hangzhou to 10/F, Building B, United Building, No.2, Zijinhua Road, Hangzhou. The legal representative shall remain unchanged.
2. The remaining provisions of the Employment Agreement shall remain unchanged.
3. This Amendment shall become effective from October 1, 2010 to C (the expiration date of the original Employment Agreement).
4. This Amendment shall be made in 2 copies. Party A and Party B shall have 1 copy respectively.
Party A: Hangzhou Dianneng Technologies Co., Ltd.(company chop)
[Affixed with the seal of Hangzhou Dianneng Technologies Co., Ltd.]
Party B: (signatory)
D
Execution Date: October 1, 2010

Annex

A	B	C	D
Tao Song	July 25, 2009	July 24, 2012	/s/ Tao Song

Li Ou	July 25, 2009	July 24, 2012	/s/ Li Ou

Yan Tang	July 25, 2009	July 24, 2012	/s/ Yan Tang

Carl Yeung	February 20, 2010	February 19, 2013	/s/ Carl Yeung

Bin Li	March 15, 2010	March 14, 2013	/s/ Bin Li

Qing Yan	September 21, 2009	September 20, 2012	/s/ Qing Yan